FORM OF AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION


         This AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of this 11th day of December, 1998, between Gradison Growth Trust, an Ohio business trust ("Old Trust"), on behalf of Gradison Established Value Fund, a segregated portfolio of assets ("series") thereof ("Old Fund"), and The Victory Portfolios, a Delaware business trust ("New Trust"), on behalf of its Victory Established Value Fund series ("New Fund"). (Old Fund and New Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; Old Trust and New Trust are sometimes referred to herein individually as a "Trust" and collectively as the "Trusts.") All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by a Fund are made or shall be taken or undertaken by Old Trust on behalf of Old Fund and by New Trust on behalf of New Fund.

         Old Fund intends to change its identity and place of organization -- by converting from a series of an Ohio business trust to a series of a Delaware business trust -- through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"). Old Fund desires to accomplish such conversion by transferring all its assets to New Fund (which is being established solely for the purpose of acquiring such assets and continuing Old Fund's business) in exchange solely for Class G voting shares of beneficial interest in New Fund ("New Fund Shares") and New Fund's assumption of Old Fund's liabilities, followed by the distribution of New Fund Shares pro rata to the holders of shares of beneficial interest in Old Fund ("Old Fund Shares") in liquidation of Old Fund, all upon the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" for federal income tax purposes). All such transactions are referred to herein as the "Reorganization."

         In consideration of the mutual promises herein contained, the parties agree as follows:

1.       PLAN OF REORGANIZATION AND TERMINATION

         1.1. At the Effective Time (defined in paragraph 2.1), Old Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to New Fund. New Fund agrees in exchange therefor --

          (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares outstanding; and

          (b) to assume all of Old Fund's liabilities described in paragraph 1.3 ("Liabilities").

         1.2. The Assets shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund at the Effective Time.

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         1.3.  The  Liabilities  shall  include  (except as  otherwise  provided herein) all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement, including without limitation, Old Fund's share of the expenses described in Paragraph 5, if any, and the liabilities to which the Assets are subject.

         1.4. At the Effective Time (or as soon thereafter as is reasonably practicable), Old Fund shall constructively distribute the New Fund Shares received by it pursuant to paragraph 1.1 to Old Fund's shareholders of record, determined as of the Effective Time (collectively, "Shareholders" and each individually, a "Shareholder"), in exchange for their Old Fund Shares and in liquidation of Old Fund. To accomplish this distribution, New Trust's transfer agent ("Transfer Agent") shall open accounts on New Fund's share transfer books in the Shareholders' names and transfer such New Fund Shares thereto. Each
Shareholder's account shall be credited with the pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder. All outstanding Old Fund Shares, including those represented by certificates, shall simultaneously be canceled on Old Fund's share transfer books. New Fund shall not issue certificates representing New Fund Shares in connection with the Reorganization. However, certificates representing Old Fund Shares shall represent New Fund Shares after the Reorganization.

         1.5. As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, Old Fund shall be terminated and any further actions shall be taken in connection therewith as required by applicable law. Old Trust shall file such instruments and take all other steps necessary to effect a complete liquidation and dissolution of Old Fund.

         1.6. Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

         1.7. Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

2.       CLOSING AND EFFECTIVE  TIME

         2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Trusts' principal office on March ___, 1999, or on such other date and/or at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Trusts' close of business on the date thereof or at such other time upon which the parties may agree ("Effective Time").

         2.2. Old Trust shall deliver to New Trust at the Closing a schedule of the Assets as of the Effective Time, which shall set forth for all portfolio securities included therein their adjusted tax bases and holding periods by lot. Old Fund's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the


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Assets,  including all applicable  federal and state stock transfer  stamps,  if any, have been paid or provision for payment has been made.

         2.3. The Transfer Agent shall deliver at the Closing a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. New Trust shall issue and deliver a confirmation to Old Trust evidencing New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Old Trust that such shares have been credited to Old Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

         2.4. Each Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct in all material respects at the Effective Time, with the same force and effect as if made on and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES.

         3.1. Old Fund represents and warrants as follows:

               3.1.1. Old Trust is a trust operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares, that is duly organized, validly existing, and in good standing under the laws of the State of Ohio, and a copy of its Declaration of Trust is on file with the Secretary of State of Ohio;

               3.1.2. Old Trust is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

               3.1.3. Old Fund is a duly established and designated series of Old Trust;

               3.1.4. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, New Fund will acquire good and marketable title thereto;

               3.1.5. New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

               3.1.6. Old Fund's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required


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          to be stated therein or necessary to make the statements  therein,  in light of the circumstances under which they were made, not misleading;

               3.1.7. Old Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Ohio law or any provision of Old Trust's Declaration of Trust or By-Laws or of any agreement, instrument, lease, or other undertaking to which Old Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Old Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Old Trust;

               3.1.8. Except as otherwise disclosed in writing to and accepted by New Trust, all material contracts and other commitments of or applicable to Old Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Old Fund thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Old Fund may have had with respect to actions taken or omitted to be taken by any other party thereto prior to the Closing;

               3.1.9. Except as otherwise disclosed in writing to and accepted by New Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Old Fund's knowledge) threatened against Old Trust with respect to Old Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Old Fund's financial condition or the conduct of its business; Old Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

               3.1.10. The execution, delivery, and performance of this Agreement has been duly authorized as of the date hereof by all necessary action on the part of Old Trust's board of trustees, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to approval by Old Fund's shareholders and receipt of any necessary exemptive relief or no-action assurances requested from the Securities and Exchange Commission ("SEC") or its staff with respect to sections 17(a) and 17(d) of the 1940 Act, this Agreement will constitute a valid and legally binding obligation of Old Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

               3.1.11. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders;



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               3.1.12. No governmental consents, approvals,  authorizations,  or filings are required under the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by Old Trust, except for (a) the filing with the SEC of a registration statement by New Trust on Form N-14 relating to the New Fund Shares issuable hereunder, and any supplement or amendment
          thereto    ("Registration    Statement"),    including    therein    a
          prospectus/proxy statement ("Proxy Statement"), (b) receipt of the exemptive relief referenced in subparagraph 3.1.9, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

               3.1.13. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 4.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by New Trust for use therein;

               3.1.14. The Liabilities were incurred by Old Fund in the ordinary course of its business and are associated with the Assets;

               3.1.15. Old Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and it has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

               3.1.16. There is no plan or intention by Shareholders who own 5% or more of Old Fund Shares, and to the best of the knowledge of management of Old Fund, there is no plan or intention on the part of the remaining Shareholders to redeem or otherwise sell to New Fund or to New Trust any New Fund Shares to be received by them in the Reorganization. Old Trust's management does not anticipate dispositions of New Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of Old Fund in the ordinary course of its operation as a series of an open-end investment company. Consequently, Old Trust's management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis;


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               3.1.17.  Old Fund is not under the  jurisdiction  of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

               3.1.18. Not more than 25% of the value of Old Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

               3.1.19. Old Fund will, pursuant to the Agreement, distribute, in liquidation of Old Fund, the New Fund Shares it receives in the Reorganization as soon as reasonably practicable after the Reorganization. Each Shareholder will receive solely New Fund Shares in exchange for its Old Fund Shares. Old Fund will receive solely New Fund Shares and the assumption by the New Fund of the Liabilities in exchange for the Assets it transfers to New Fund. None of the compensation received by any Shareholder that is an employee or a direct or indirect provider of investment advisory or administrative services to Old Fund ("Shareholder/Service Provider") (if any) will be separate consideration for, or allocable to, any of its Old Fund
          Shares; none of the New Fund Shares received by any Shareholder/Service Provider (if any) will be separate consideration for, or allocable to, any employment agreement or any investment advisory services provided to Old Fund; and the compensation paid to any Shareholder/Service Provider (if any) will be for services actually rendered and will be commensurate with the amounts paid to third parties bargaining at arm's length for similar services;

               3.1.20. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Old Fund Shares;

               3.1.21. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders; and

               3.1.22. Old Fund will be terminated as soon as reasonably practicable after the Reorganization. Old Trust shall file such instruments and take all other steps necessary to effect a complete liquidation and dissolution of Old Fund.

          3.2.     New Fund represents and warrants as follows:

               3.2.1. New Trust is a business trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and a copy of its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

               3.2.2. Before the Effective Time, New Fund will be a duly established and designated series of New Trust;



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               3.2.3.  New  Fund  has not  commenced  operations  and  will  not commence operations until after the Closing;

               3.2.4. Prior to the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by New Fund;

               3.2.5. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

               3.2.6. The New Fund Shares to be issued and delivered to Old Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable by New Trust (except as discussed in New Trust's then-current prospectus and statement of additional information);

               3.2.7. New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

               3.2.8. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does New Fund have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued to the Shareholders pursuant to the Reorganization, other than in the ordinary course of its business as an open-end investment company or to the extent necessary to comply with its legal obligation under section 22(e) of the 1940 Act;

               3.2.9. Following the Reorganization, New Fund (a) will actively continue Old Fund's "historic business" (within the meaning of Treasury Regulations ss. 1.368-1(d)(2)) in substantially the same manner that Old Fund conducted that business immediately before the Reorganization (b) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its status as a RIC, although in the ordinary course of its business New Fund will continuously review its investment portfolio (as Old Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, and (c) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

               3.2.10. There is no plan or intention for New Fund to be dissolved or merged into another business trust or a corporation or a "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and


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               3.2.11.  Immediately after the Reorganization,  (a) not more than
          25% of the value of New Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

          3.3.     Each Fund represents and warrants as follows:

               3.3.1. The aggregate fair market value of the New Fund Shares received by each Shareholder, when so received, will be approximately equal to the aggregate fair market value of the Old Fund Shares exchanged therefor;

               3.3.2. Any amounts payable to Shareholders who seek redemption of their New Fund Shares, and all other amounts payable to Shareholders, including amounts due as a result of the declaration of a dividend or other distribution, will be paid by New Fund and not by Old Fund;

               3.3.3. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

               3.3.4. Old Fund Shareholders will pay their expenses, if any, incurred in connection with the Reorganization. New Fund will pay or assume only those expenses of Old Fund that are solely and directly related to the Reorganization in accordance with the guidelines established in Rev. Rul. 73-54, 1073-1 C.B.187;

               3.3.5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount; and

               3.3.6.  Immediately following consummation of the Reorganization,
          New  Fund  will  possess  the same  assets  and  liabilities  as those possessed by Old Fund immediately prior to the Reorganization, excepting assets used to pay expenses incurred in connection with the Reorganization. Assets used to pay expenses and all redemptions and distributions (except for redemptions made in the ordinary course of Old Fund's business as an open-end investment company and distributions made to conform to Old Fund's policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) made by Old Fund immediately preceding the Reorganization will, in the aggregate, constitute less than 1% of the net assets of Old Fund.


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4.       CONDITIONS PRECEDENT.

         Each Fund's obligations hereunder shall be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

         4.1. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Trust may for itself waive any of such conditions;

         4.2. Old Trust shall have called a meeting of Old Fund's shareholders ("Shareholders Meeting") to consider and act on this Agreement and the transactions contemplated thereby, and at such meeting the Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of a simple majority of the outstanding securities of Old Fund;

         4.3.     Each party shall have received opinions as follows:

               4.3.1. Old Trust shall have received an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to New Trust, substantially to the effect that:

                    4.3.1.1. New Fund is a duly established series of New Trust, a business trust duly organized and validly existing under the laws of the State of Delaware with power under its Trust Instrument to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

                    4.3.1.2. This Agreement (a) has been duly authorized, executed, and delivered by New Trust on behalf of New Fund and
               (b) assuming due authorization, execution, and delivery of this Agreement by Old Trust, on behalf of Old Fund, is a valid and legally binding obligation of New Trust with respect to New Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                    4.3.1.3. The New Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized and validly issued and outstanding and fully paid and non-assessable by New Trust (except as disclosed in New Fund's then current prospectus and statement of additional information);

                    4.3.1.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate New Trust's Trust Instrument or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which New Trust (with respect to New Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which New Trust (with respect to New Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Old Trust;

                    4.3.1.5. To the knowledge of such counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by New Trust on behalf of New Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities laws;

                    4.3.1.6.  New  Trust  is  registered  with  the  SEC  as  an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

                    4.3.1.7. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to New Trust (with respect to New Fund) or any of its properties or assets attributable or allocable to New Fund and (b) New Trust (with respect to New Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects New Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Old Trust.

                    4.3.1.8. In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and the Reorganization, and (v) rely on certificates of officers or trustees of the Old Trust; in each case reasonably acceptable to New Trust.

               4.3.2. New Trust shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Old Trust, substantially to the effect that:

                    4.3.2.1. Old Fund is a duly established series of Old Trust, a business trust duly organized and validly existing under the laws of the State of Ohio with power under its Declaration of Trust to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

                    4.3.2.2. This Agreement (a) has been duly authorized, executed, and delivered by Old Trust on behalf of Old Fund and
               (b) assuming due authorization, execution, and delivery of this Agreement by New Trust on behalf of New Fund, is a valid and legally binding obligation of Old Trust with respect to Old Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

                    4.3.2.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Old Trust's Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Old Trust (with respect to Old Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Old Trust (with respect to Old Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by New Trust;

                    4.3.2.4. To the knowledge of such counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Old Trust on behalf of Old Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities laws;

                    4.3.2.5.  Old  Trust  is  registered  with  the  SEC  as  an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

                    4.3.2.6. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Old Trust (with respect to Old Fund) or any of its properties or assets attributable or allocable to Old Fund and (b) Old Trust (with respect to Old Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Old Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by New Trust.

                    4.3.2.7. In rendering such opinion, such counsel may (i) rely, as to matters governed by the laws of the State of Ohio, on an opinion of competent Ohio counsel, (ii) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Agreement and the Reorganization, and (v) rely on certificates of officers or trustees of the New Trust; in each case reasonably acceptable to Old Trust.

         4.4. Each Trust shall have received an opinion from Kramer Levin Naftalis & Frankel LLP addressed to and in form and substance satisfactory to it, as to the federal income tax consequences of the Reorganization ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (and/or in separate letters addressed to such counsel) and each Fund's separate covenants. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          4.4.1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

          4.4.2. Old Fund will not recognize any gain or loss as a result of the Reorganization;

          4.4.3. New Fund will not recognize any gain or loss on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

          4.4.4. New Fund's adjusted tax bases in the Assets will be the same as the adjusted tax bases of such Assets in Old Fund's hands immediately prior to the Reorganization, and New Fund's holding periods in the Assets will include the holding periods of such Assets in Old Fund's hands immediately prior to the Reorganization;

          4.4.5.  The  Shareholders  will not  recognize any gain or loss on the
     exchange   of  their  Old  Fund   Shares   for  New  Fund   Shares  in  the
     Reorganization;

          4.4.6. The aggregate tax basis of the New Fund Shares received by each Shareholder in the Reorganization will be the same as the aggregate tax basis of the Old Fund Shares exchanged therefor, and holding period of each Shareholder in the New Fund Shares received in the Reorganization will include period during which such Shareholder held the Old Fund Shares exchanged therefor, if such Old Fund Shares were held as a capital asset by the Shareholder at the Effective Time; and

         4.5. Immediately upon delivery to Old Fund of New Fund Shares, Old Trust, as the then sole shareholder of New Fund, shall approve an investment advisory agreement between New Trust and Key Asset Management Inc., and to the extent required under the 1940 Act, other matters necessary for New Fund to commence operations; and

         4.6. New Trust (on behalf of and with respect to New Fund) shall have entered into an investment management agreement, administration agreement, sub-administration agreement, distribution agreement, plan of distribution pursuant to Rule 12b-1 under the 1940 Act, and such other agreements as are necessary for New Fund's operation as a series of an open-end investment company. Each such agreement shall have been approved by New Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" thereof (as defined in the 1940 Act) and by Old Fund as the sole shareholder of New Fund.

         At any time prior to the Closing, any of the foregoing conditions (except that set forth in paragraph 4.2) may be waived by the trustees of either Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of Old Fund's shareholders.

5.       EXPENSES.

         Except as otherwise provided in subparagraph 3.3.4, all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

6.       ENTIRE AGREEMENT; SURVIVAL.

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.

7.       AMENDMENT.

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Old Fund's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

8.       TERMINATION.

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Old Fund's shareholders:

         8.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before April 30, 1999; or

         8.2.     By the parties' mutual agreement.

In the event of termination under paragraphs 8.1(c) or 8.2, there shall be no liability for damages on the part of either Fund -- or the trustees or officers of either Trust -- to the other Fund.

9.       MISCELLANEOUS.

         9.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         9.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         9.3. The execution and delivery of this Agreement have been authorized by each Trust's trustees, and this Agreement has been executed and delivered by authorized officers of each Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of either Trust personally, but shall bind only the assets and property of the respective Funds, as provided in Old Trust's Declaration of Trust and New Trust's Trust Instrument.

         9.4. New Trust agrees to indemnify and hold harmless each trustee of Old Trust at the time of the execution of this Agreement, whether or not such person is or becomes a trustee of New Trust subsequent to the Reorganization, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such trustee in connection with any claim that is asserted against such trustee arising out of such person's service as a trustee of Old Trust, provided that such indemnification shall be limited to the full extent of the indemnification that is available to the trustees of New Trust pursuant to the provisions of New Trust's Declaration of Trust and applicable law.

         9.5. For the period beginning at the time of the Reorganization and ending not less than three years thereafter, New Trust shall provide for a liability policy covering the actions of each trustee of Old Trust at the time of the execution of this Agreement for the period they served as such, which may be accomplished by causing such persons to be added as insured under the liability policy of New Trust.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


                                   GRADISON GROWTH TRUST
                                   on behalf of its series, Gradison Established Value Fund




                                       By:
                                          ----------------------
                                       Title:
                                             -------------------

                                   THE VICTORY PORTFOLIOS
                                   on behalf of its series, Established Value
                                   Fund



                                       By:
                                          ----------------------
                                       Title:
                                             -------------------